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                                                                    EXHIBIT 10.3

                         HUDSON CHARTERED BANCORP, INC.
                      DIRECTORS DEFERRED COMPENSATION PLAN

       This Hudson Chartered Bancorp, Inc. Directors Deferred Compensation Plan (the "Plan") is adopted by the Board of Directors of Hudson Chartered Bancorp, Inc. (the "Company") on this 16th day of March, 1995, to be effective as of March 31, 1995.

       1.   Definitions
            -----------
       In addition to any other terms defined in this Plan, the following terms have the following meanings:

       (a) "Board" means the Board of Directors of the Company or any Participating Subsidiary.

       (b) "Director" means a member of a Board.

       (c) "Dreyfus Fund Investment" means a hypothetical investment within a group of mutual funds of the Dreyfus Corporation or its affiliates ("Dreyfus") that are designated by the Company from time to time as eligible for hypothetical investment hereunder. A Dreyfus Fund Investment does not provide voting, dividend or other rights associated with actual investment in the mutual funds; it merely appreciates (or depreciates) in the identical manner as does the value of interests in such mutual funds.

       (d) "Election Form" means the form attached as Exhibit A to this Plan pursuant to which a Director may elect, by delivering such form to the Company's Secretary or Treasurer, to
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defer compensation under this Plan.  The Company's Chief Executive Officer or other officer or committee duly authorized by the Board of Directors of the Company is authorized to amend or modify the Election Form as necessary to achieve the purposes of this Plan.

       (e) "Participating Director" means a Director who elects to defer compensation under this Plan.

       (f) "Participating Subsidiary" means a corporation or other entity, at least 80% of the total combined voting power of which is owned by the Company either directly or indirectly through one or more subsidiaries, that expressly adopts the Plan.

       (g) "Phantom Stock Investment" means a hypothetical investment in shares of the Company's common stock determined in accordance with the provisions of
Section 4. A Phantom Stock Investment does not provide voting, dividend or other rights associated with actual stock ownership; it merely appreciates (or depreciates) in the identical manner as does the Company's common stock. If the Company's common stock is subject to a stock dividend, stock split, recapitalization or other event affecting

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its value, a Phantom Stock Investment shall be correspondingly adjusted.

       (h) "Plan Year" means each calendar year during the duration of this Plan, provided, however, that the 1995 Plan Year shall be the period commencing April 1, 1995, and ending December 31, 1995.

       (i) "Termination of Service" means any termination of a Director's service on a Board for any reason, including resignation, failure to be reelected, death, disability or retirement.

       (f) "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the affected Participating Director (or his successors or heirs) and that would result in severe financial hardship if early withdrawal were not permitted.

       2.   Purpose
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       This Plan is intended to aid in attracting and retaining qualified
Directors and in maintaining and developing strong management loyalty by giving suitable recognition to the ability and industry which contribute materially to the success of the business interests of the Company and its subsidiaries.

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       3.   Eligibility and Elections
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          (a) In general.  Each Director may elect prior to January 1 of each
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Plan Year to defer all or part of his compensation for services as a member of a
Board for that Plan Year. An election shall be made by delivering to the Company's Secretary or Treasurer a fully completed and executed Election Form.
An election, once made, shall apply to the first Plan Year commencing after the date the Election Form is received by the Company and to all subsequent Plan Years until this Plan is terminated by the Company or the Participating Director modifies or terminates the election as permitted by this Plan.

          (b) Special rules.  (i)  For the 1995 Plan Year only, an election may
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be made after the Plan becomes effective and no later than March 31, 1995, and shall apply to compensation for services performed on or after April 1, 1995; provided, however, that a Participating Director must elect to defer a percentage of his or her compensation for 1995 that is at least as great as the percentage of 1995 compensation the Participating Director has elected to defer under any other agreement or arrangement with the Company or the Participating Subsidiary.

          (ii) For the Plan Year in which a person becomes a Director, the new Director may make an election to defer compensation for services to be

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performed subsequent to the election within thirty (30) days of the date the person becomes a Director.

          (c) Modifications and revocations.  A Participating Director may
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modify or revoke an election to defer compensation under this Plan by submitting a new Election Form to the Company's Secretary or Treasurer. The new Election Form may increase or decrease (including to zero) the percentage of the Participating Director's compensation that will be deferred under this Plan.
The new Election Form will be effective with respect to compensation earned in the first Plan Year commencing after the date on which the Election Form is received by the Company's Secretary or Treasurer, and shall apply to all subsequent Plan Years until modified or revoked by the Participating Director by filing a new Election Form.

       4.   Investment Elections
            --------------------

          (a) In general.  Each Participating Director shall designate on the
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Election Form the percentage of his or her compensation deferred under this Plan to be hypothetically invested in a Phantom Stock Investment and the percentage of his or her compensation deferred under this Plan to be hypothetically invested in a Dreyfus Fund Investment. If a Participating Director fails to specify an investment, all eligible deferred compensation amounts shall be invested in a Phantom Stock Investment.

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          (b) Prior deferred compensation. Effective as of March 31, 1995, any
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agreement or arrangement with the Company or the Participating Subsidiary under which any Director has elected previously to defer compensation shall terminate, and no further compensation shall be deferred thereunder. All prior deferred compensation of such a Director will remain hypothetically invested in the investment vehicle(s) specified in the agreement or arrangement pursuant to which the compensation was deferred until such deferred compensation is paid to the Director as required by the terms of such agreement or arrangement.

          (c) Deferred Compensation Accounts.  The Company or the Participating
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Subsidiary shall maintain accounts on its books for each Participating Director electing to defer a portion of his or her compensation under this Plan. These accounts shall reflect amounts deferred hereunder ("Deferred Compensation Accounts"). Account balances invested in a Dreyfus Fund Investment shall be denominated in dollars. Account balances invested in a Phantom Stock Investment shall be denominated in shares of the Company's common stock.

       All compensation deferred under this Plan shall be credited to a Participating Director's account as of the date the deferred compensation would have been paid to the Participating Director but for the deferral under this Plan ("Deferral Date").

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          (d) Maximum Phantom Stock Investment. Notwithstanding any other
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provision of this Plan, in no event may a Participating Director's Deferred
Compensation Account hereunder reflect more than 5,000 shares of Phantom Stock Investment. Any potential Phantom Stock Investment in excess of the amount permitted by this Section 4(d) shall be transferred to a Dreyfus Fund Investment.

          (e) Modifications.  A Participating Director may modify his or her
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investment election with respect only to amounts deferred under this Plan.  Any such modification shall be made by submitting a new Election Form to the Company's Secretary or Treasurer indicating the appropriate changes. Notwithstanding the above, a Participating Director shall not be permitted to transfer amounts that have previously been deferred under this Plan from the Phantom Stock Investment to a Dreyfus Fund Investment or from a Dreyfus Fund Investment to the Phantom Stock Investment. Amounts deferred under any prior agreement or arrangement between a Participating Director and the Company or the Participating Subsidiary shall remain hypothetically invested only as specified under such agreement or arrangement.

          (f) Company's responsibility.  The Company and the Participating
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Subsidiary shall have no responsibility for the performance of the hypothetical

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investments selected by a Participating Director.  The responsibility of the
Company and the Participating Subsidiary is to make payments based on the balance in each Participating Director's Deferred Compensation Account in accordance with the provisions of this Plan and the Participating Director's elections pursuant hereto.

          (g) Dreyfus Fund Investments.  The Company's Chief Executive Officer
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or other officer or committee duly authorized by the Board is authorized to promulgate appropriate rules and guidelines governing the calculation of a Participating Director's hypothetical investment under this Plan in a Dreyfus Fund Investment. Such rules and guidelines shall include the Dreyfus mutual funds eligible for hypothetical investment, the transfer of hypothetical investments among such funds, and any and all other matters as the Company's Chief Executive Officer or other officer or committee duly authorized by the Board shall determine in his or her sole discretion. Unless otherwise determined by the Company's Chief Executive Officer or other officer or committee duly authorized by the Board of Directors of the Company, the portion of a Participating Director's Deferred Compensation Account that is hypothetically invested in a Dreyfus Fund Investment shall be credited with the earnings (or losses) that would have been realized by actual

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investments in the eligible mutual funds, and such earnings (or losses) shall be credited on the last day of each calendar quarter.

          (h) Phantom Stock Investments.  Any amounts directed to be
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hypothetically invested in a Phantom Stock Investment shall be accumulated and translated into hypothetical whole shares of the Company's common stock on the last day of each calendar quarter. The portion of a Participating Director's Deferred Compensation Account invested in a Phantom Stock Investment shall be valued on the last day of each calendar quarter to reflect appreciation (or depreciation) equal to the appreciation (or depreciation) realized by the Company's common stock as of the close of business on each such valuation date. In addition, the Participating Director's Deferred Compensation Account shall, on each date dividends are paid on the Company's common stock ("Dividend Date"), be credited with phantom dividends equal to the amount of dividend per share paid on the Company's common stock multiplied by the number of hypothetical whole shares of the Company's common stock in the Deferred Compensation Account on the Dividend Date. Each accumulated deferral amount and each phantom dividend shall be hypothetically invested in a Phantom Stock Investment on the last day of the calendar quarter during which such amount or phantom dividend was

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credited to the Participating Director's Deferred Compensation Account, and such
Phantom Stock Investment shall be equal to the number of additional hypothetical whole shares of the Company's common stock determined by dividing the total dollar amount of accumulated deferral amounts and/or phantom dividend by the fair market value of the Company's common stock, rounding to the nearest higher or lower whole number of shares.

       The fair market value of the Company's common stock shall be determined by the average closing price on the last five trading days ending on the last day of the calendar quarter, valuation date or other relevant date.

          (i) Investments Following Termination of Service.  Commencing with the
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last day of the calendar quarter in which a Participating Director's Termination of Service shall occur, all amounts credited to the Participating Director's Deferred Compensation Account shall be hypothetically invested in a Dreyfus Fund Investment and thereafter no amounts in the Deferred Compensation Account shall be hypothetically invested in a Phantom Stock Investment. In the case of a Participating Director who, at the time of his or her Termination of Service, has a Phantom Stock Investment in his or her Deferred Compensation Account, the value of such Phantom Stock Investment shall be determined on the last day of the calendar quarter in which the

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Termination of Service occurs and such value shall be transferred to a Dreyfus
Fund Investment as of the same day.

       5.   Payment Elections.
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          (a) In general.  On the first Election Form filed by a Participating
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Director under this Plan, the Participating Director shall elect the method pursuant to which amounts in his or her Deferred Compensation Account are to be paid to the Participating Director (the "Payout Election"). The Payout Election, once made, is irrevocable and may not be modified, amended or revoked, except as provided in the following sentence or in Section 5(d). In the event of a material change in the personal circumstances of a Participating Director, the Participating Director may request in writing a change in his or her Payout Election, which change the Company in its sole discretion may accept or reject. Any change in the Payout Election pursuant to the preceding sentence shall apply only to amounts deferred under this Plan for the first Plan Year commencing
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after the date the change is accepted by the Company and to all subsequent Plan
Years, and under no circumstances shall any change apply to amounts deferred from the Plan Year in which the change is accepted or any prior Plan Years.

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          (b) Payout options.  Cash payments of amounts deferred under this Plan
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will be paid by the Company or the Participating Subsidiary, as the case may be, to the Participating Director following Termination of Service of the Participating Director pursuant to one of the following options:

            (i) In a single lump sum on the first January 15 following Termination of Service of the Participating Director;

          (ii) In sixteen (16) quarterly payments commencing with the first January 15 following Termination of Service of the Participating Director;

          (iii) In forty (40) quarterly payments commencing with the first January 15 following Termination of Service of the Participating Director; or

          (iv) In a partial lump sum on the first January 15 following Termination of Service of the Participating Director and the balance in sixteen
(16) or forty (40) quarterly payments commencing with the first January 15 following Termination of Service of the Participating Director.

In the case of quarterly payments, each quarterly payment shall be equal to the then balance in the Participating Director's Deferred Compensation Account

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on the payment date multiplied by a fraction the numerator of which shall be one
(1) and the denominator of which shall be the number of quarterly payments (including the current payment) yet to be made.

          (c) Death of a Participating Director.  If a Participating Director
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should die at any time, regardless of whether prior to or after the
Participating Director's Termination of Service and regardless of whether the Participating Director has begun to receive payments under the Payment Election elected by the Participating Director, the Company or the Participating Subsidiary, as the case may be, shall make payments to the Participating Director's estate of amounts deferred under this Plan pursuant to the terms of the Participating Director's Payout Election.

          (d) Unforeseeable Emergency.  To the extent permitted by applicable
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federal securities and other laws, in the event of an Unforeseeable Emergency, a
Participating Director (or his successors or heirs) may apply to the Company or the Participating Subsidiary, as the case may be, for approval of an accelerated withdrawal of funds previously deferred under this Plan. Any accelerated withdrawal so approved shall be limited to the amount necessary to meet the Unforeseeable Emergency.

          (e) Prior agreements or arrangements. Amounts deferred by a
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Participating Director under any

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prior agreement or arrangement with the Company or the Participating Subsidiary shall be paid by the Company or the Participating Subsidiary, as the case may be, to such Participating Director, his estate, heirs or beneficiaries, pursuant to the terms of such prior agreement or arrangement notwithstanding any other terms or provisions of this Plan.

       6.  Transferability, Attachment, Etc.
           ---------------------------------

       A Participating Director's rights to benefit payments under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participating Director or creditors of any successors or heirs of the Participating Director. A Participating Director's rights to benefits under this Plan shall not be transferable other than by will or the laws of descent and distribution.

       7.  General Creditor Status
           -----------------------

       Each Participating Director shall have the status of a general unsecured creditor of the Company or the Participating Subsidiary, as the case may be, with respect to his rights under this Plan. This Plan and any elections made pursuant to this Plan constitute a mere promise by the Company or the Participating Subsidiary, as the case may be, to make payments to each Participating Director in the future. It is the

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intention of the Company, each Participating Subsidiary, and each Participating
Director that the arrangements provided under this Plan are unfunded for tax purposes and for purposes of Title I of ERISA.

       8.   Termination
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       The Board of Directors of the Company shall have the power at any time to terminate this Plan and to amend it in any respect, provided that no termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Participating Director.

       9.   General Provisions
            ------------------
          (a) The Plan is intended to comply with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and, if applicable, any rules or regulations promulgated thereunder. Should any provision of this Plan not be necessary to comply with the requirements of Section 16 or any rules or regulations promulgated thereunder or should any additional provisions be necessary for the Plan to comply with such requirements, the Board of Directors of the Company may amend the Plan to delete, add, or modify the provisions of the Plan accordingly.

          (b) The establishment of the Plan shall not confer upon any Director any legal or equitable right against the Company or any of its subsidiaries, except as expressly provided in the Plan.

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          (c) The Plan does not constitute inducement or consideration for the service of any Director, nor is it a contract between the Company or the Participating Subsidiary and any Director. Participation in the Plan shall not give a Director any right to be retained in the service of the Company or any Participating Subsidiary.

          (d) This Plan shall be construed under the laws of the State of New York.

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